UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

LifeStance Health Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LIFESTANCE HEALTH GROUP, INC.

4800 N. Scottsdale Road

Suite 6000

Scottsdale, Arizona 85251

Dear Stockholders:

You are cordially invited to attend the LifeStance Health Group, Inc. Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, June 1, 2022 at 1:30 p.m. Pacific Time. Due to the ongoing COVID-19 pandemic, this year’s Annual Meeting will be held virtually to help ensure the health and safety of those participating. There will not be an in-person meeting. Stockholders will be able to register to attend and vote online (for those who intend to vote at the Annual Meeting) at www.proxydocs.com/LFST. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you to access, and to vote and submit questions during, the Annual Meeting. The Company has designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation.

On April 21, 2022, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for the Annual Meeting and our 2021 Annual Report on Form 10-K. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting and Proxy Statement.

The proxy statement accompanying this letter describes the business we will consider at the meeting. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares promptly by mail, telephone or Internet as instructed on the enclosed proxy card or voting instruction card. Proxies forwarded by or for brokers or fiduciaries should be returned as requested by them.

We hope that you will be able to join us virtually on June 1st.

Sincerely,

Michael K. Lester
Chief Executive Officer and Chairman of the Board

IF YOU PLAN TO ATTEND THE MEETING

The Notice of Internet Availability, proxy card, or voting instruction form that accompanied your proxy materials includes your control number, which when entered at www.proxydocs.com/LFST will serve as an admission ticket for one stockholder to register for and attend the Annual Meeting. On April 21, 2022, we also first mailed this proxy statement and the enclosed proxy card to certain stockholders. If you received a paper copy of the proxy materials in the mail, the proxy card includes the control number for one stockholder to attend the Annual Meeting. Stockholders holding stock in brokerage accounts (“street name” holders) will need to obtain the control number reflecting their stock ownership as of the record date, April 6, 2022.

LIFESTANCE HEALTH GROUP, INC.

4800 N. Scottsdale Road

Suite 6000

Scottsdale, Arizona 85251

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of LifeStance Health Group, Inc. (the “Company”) will be held on Wednesday, June 1, 2022. Due to the ongoing public health concerns resulting from the COVID-19 pandemic and to support the health and well-being of our stockholders, employees and the communities we serve, the Annual Meeting will be held in a virtual format only. The Annual Meeting may be accessed by entering the control number provided on your proxy card, voting instruction form, or Notice of Internet Availability at www.proxydocs.com/LFST. Login will be available starting at 10:45 a.m. and the meeting will begin promptly at 1:30 p.m. Pacific Time, for the following purposes:

1.	Election of the three director nominees named in the Proxy Statement to serve until the 2025 annual meeting of stockholders;

2.	Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ended December 31, 2022; and

3.	Transacting such other business as may properly come before the meeting or any adjournment thereof.

These proposals are more fully described in the Proxy Statement accompanying this Notice.

April 6, 2022 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Only stockholders of record at the close of business as of the record date will be entitled to notice of, and to vote at, the Annual Meeting. If you would like an opportunity to view the stockholder list, it will be available 10 days in advance of the meeting. Please contact the Corporate Secretary to make accommodations to view the list. The list will also be available for inspection during the Annual Meeting. Your vote is important. Whether or not you expect to attend the Annual Meeting, we encourage you to vote by Internet, by telephone or by completing, signing and dating your printable proxy card and returning it as soon as possible. If you are voting by Internet or by telephone, please follow the instructions on your proxy card. If you attend the Annual Meeting and vote during the meeting, your proxy will not be used.

If you need assistance voting your shares, please send an e-mail to investor.relations@lifestance.com.

You may attend the Annual Meeting and vote your shares during the meeting, even if you previously voted by Internet, telephone or if you returned your proxy card. Your proxy (including a proxy granted by the Internet or by telephone) may be revoked by sending in another signed proxy card with a later date, sending a letter revoking your proxy to the Company’s Corporate Secretary in Scottsdale, Arizona, voting again by Internet or telephone, or attending the Annual Meeting and voting during the meeting. If you are a registered stockholder (meaning you hold your shares directly in your name), you must enter a valid control number to attend the meeting. If you are a beneficial stockholder (meaning your shares are held in the name of a broker, bank or other holder of record), you will also need to enter a valid control number showing proof of ownership to attend the meeting.

We look forward to seeing you. Thank you for your ongoing support of and interest in LifeStance Health Group, Inc.

By Order of the Board of Directors,

Ryan Pardo
Chief Legal Officer and Corporate Secretary

April 21, 2022

Important notice regarding the Internet availability of proxy materials for the stockholders meeting to be held on June 1, 2022. Stockholders may access, view and download the 2022 Proxy Statement and the 2021 Annual Report at www.proxydocs.com/LFST.

LIFESTANCE HEALTH GROUP, INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

June 1, 2022

INTRODUCTION

This Proxy Statement provides information for stockholders of LifeStance Health Group, Inc. (“we,” “us,” “our,” “LifeStance” and the “Company”), as part of the solicitation of proxies by the Company and its board of directors (the “Board of Directors”) from holders of the outstanding shares of the Company’s common stock, par value $0.01 per share, for use at the Company’s annual meeting of stockholders to be held in a virtual format at www.proxydocs.com/LFST at 1:30 p.m. Pacific Time on June 1, 2022, and at any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, stockholders will be asked to vote either directly or by proxy on the following matters discussed herein:

1.	Election of the three director nominees named in the Proxy Statement to serve until the 2025 annual meeting of stockholders;

2.	Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ended December 31, 2022; and

3.	Transacting such other business as may properly come before the meeting or any adjournment thereof.

A Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including this Proxy Statement and our 2021 Annual Report on Form 10-K, is being mailed to stockholders on or about April 21, 2022. The Notice also provides instructions on how to vote over the Internet, by phone or by mail. If you receive a Notice by mail, you will not receive printed and mailed proxy materials unless you specifically request them.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

We include this Q&A section to provide some background information and brief answers to several questions you might have about the Annual Meeting. We encourage you to read the enclosed Proxy Statement in its entirety.

Why are we providing these materials?

Our Board of Directors is providing these materials to you in connection with our Annual Meeting, which will take place on June 1, 2022, and will be held in a virtual format accessible by registering at www.proxydocs.com/LFST beginning at 1:30 p.m. Pacific Time. Stockholders are invited to participate in the Annual Meeting and are requested to vote on the proposals described herein. Please be sure to retain the control number listed on your proxy card, voting instruction form, or Notice in order to attend our virtual stockholders’ meeting.

What information is contained in this Proxy Statement?

This Proxy Statement contains information relating to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid officers, and other required information.

What proposals will be voted on at the Annual Meeting?

There are two proposals scheduled to be voted on at the Annual Meeting:

•	Elect the three director nominees named in this Proxy Statement to serve until the 2025 annual meeting of stockholders; and

•	Ratify the appointment of PwC as our independent registered public accounting firm for the year ended December 31, 2022.

We will also consider other business that properly comes before the Annual Meeting.

What shares can I vote?

You may vote all shares of common stock that you owned as of the close of business on the record date, April 6, 2022. You may cast one vote per share, including shares (i) held directly in your name as the stockholder of record and (ii) held for you as the beneficial owner through a stockbroker, bank, or other nominee. The proxy card will indicate the number of shares.

As of April 6, 2022, there were 374,323,422 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting.

A list of stockholders will be available at our headquarters at 4800 N. Scottsdale Road, Suite 6000, Scottsdale, Arizona 85251 for a period of at least ten days prior to the Annual Meeting and at the Annual Meeting itself for examination by any stockholder.

What are the voting rights of stockholders?

Each share of our common stock is entitled to one vote. There is no cumulative voting.

What is the difference between being a stockholder of record and a beneficial owner?

Many of our stockholders hold their shares through stockbrokers, banks, or other nominees, rather than directly in their own names. As summarized below, there are some differences between being a stockholder of record and a beneficial owner.

Stockholder of record: If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals named on the proxy card or to vote at the Annual Meeting.

Beneficial owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or other nominee, who is considered to be the stockholder of record. As the beneficial owner, you have the right to tell your nominee how to vote, and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your nominee authorizing you to do so. Your nominee has sent you instructions on how to direct the nominee’s vote. You may vote by following those instructions and the instructions on the Notice.

How do stockholders vote?

If you are a stockholder of record, you may have your shares voted on matters presented at the Annual Meeting in any of the following ways:

•

During the meeting—you may attend the Annual Meeting virtually and cast your vote then. If you have already voted online, by telephone or by mail, your vote at the Annual Meeting will supersede your prior vote.

•	By proxy—stockholders of record have a choice of voting by proxy:

•	over the Internet at www.proxypush.com/LFST;

•	by using a toll-free telephone number noted on your proxy card; or

•	by executing and returning a proxy card and mailing it in the postage-paid envelope provided. Please allow sufficient time for delivery of your proxy card if you decide to vote by mail.

If you properly cast your vote by either voting your proxy via Internet, telephone or by executing and returning the proxy card, and if your vote is not subsequently revoked by you, your vote will be voted in accordance with your instructions. If any other matter is presented, your proxy will vote in accordance with the proxy holders’ best judgment. At the time we mailed these proxy materials, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors. If you are a street name holder and wish to vote at the meeting, you must first obtain a proxy from your bank, broker or other holder of record authorizing you to vote.

A control number, located on your proxy card, voting instruction form, or Notice, is designed to verify your identity and allow you to vote your shares, and to confirm that your voting instructions have been properly recorded when voting over the Internet or by telephone. Please be aware that if you vote by telephone or Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

What is a proxy holder?

We are designating J. Michael Bruff, our Chief Financial Officer and Treasurer, and Ryan Pardo, our Chief Legal Officer and Corporate Secretary, to hold and vote all properly-tendered proxies (except votes “withheld”). If you have indicated a vote, Mr. Bruff or Mr. Pardo will vote accordingly. If you have left a vote blank, Mr. Bruff or Mr. Pardo will vote as the Board of Directors recommends. While we do not expect any other business to come up for a vote, if it does, the proxy holder will vote in his discretion. If a director nominee is unwilling or unable to serve, the proxy holder will vote in his discretion for an alternative nominee.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote your shares:

•	“ FOR “ the election of the Board of Directors’ nominees; and

•	“ FOR “ the ratification of the appointment of PwC.

May my broker vote for me?

If your broker holds your shares in street name, the broker may vote your shares on routine matters even if it does not receive instructions from you.

What are abstentions and broker non-votes?

An abstention represents the action by a stockholder to refrain from voting “for” or “against” a proposal. A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote the shares on a proposal because the broker, bank or other nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers, banks or other nominees who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to routine matters. Although the determination of whether a broker, bank or other nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the Securities and Exchange Commission (“SEC”), we expect that the proposal on ratification of the appointment of our independent registered public accounting firm (Proposal 2) will be a routine matter and that the election of each nominee for director (Proposal 1) will be a non-routine matter. Accordingly, if you hold your shares through a broker, bank or other nominee and you do not timely provide your broker, bank or other nominee with specific instructions on how to vote your shares, your broker, bank or other nominee would not be authorized to cast a vote on your behalf on Proposal 1 (election of each nominee for director) but would be authorized to cast a vote on your behalf, in its discretion, on Proposal 2 (ratification of the appointment of PwC). In such cases, a “broker non-vote” may be entered with respect to your shares on Proposal 1 to reflect that your broker was present with respect to your shares at the meeting but was not exercising voting rights on your behalf with respect to those shares. Broker non-votes and abstentions will have no effect on the outcome of each proposal. Brokers, banks and other nominees generally have discretionary authority to vote on the ratification of the appointment of an independent registered public accounting firm (Proposal 2); thus, we do not expect any broker non-votes on this matter.

Can I change my vote or revoke my proxy?

Yes, you may change your vote after you send in your proxy card or vote your shares via the Internet or by telephone by following these procedures:

•	Entering a new vote online;

•	Entering a new vote by telephone;

•	Signing and returning a new proxy card bearing a later date, which will automatically revoke your earlier proxy instructions; or

•	Attending the Annual Meeting and voting during the meeting.

What constitutes a quorum for the Annual Meeting?

The presence at the meeting, in person at the virtual meeting or by proxy, of the holders of common stock representing a majority of the total votes entitled to be cast by the holders of all outstanding shares of capital stock of the Company on the record date will constitute a quorum, permitting the meeting to conduct its business.

As of the record date, there were 374,323,422 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting. Both abstentions and “broker non-votes” (when a broker does not have authority to vote on the proposal in question) are counted as present for the purpose of determining the presence of a quorum.

What vote is required to approve the election of directors (Proposal 1)?

Director nominees are elected by plurality vote. Therefore, if you do not vote for a nominee, or you “withhold” authority to vote for a nominee, your vote will not count either “for” or “against” the nominee. Broker non-votes will have no effect on the outcome of Proposal 1.

What vote is required to ratify the selection of PwC as the Company’s independent registered public accounting firm for the year ended December 31, 2022 (Proposal 2)?

Proposal 2 will be approved if a majority of the votes cast affirmatively or negatively on the matter is cast “for” the proposal. You may vote “for” or “against,” or abstain from voting on Proposal 2. Abstentions and broker non-votes will have no effect on the outcome of Proposal 2.

What does it mean if I receive more than one Notice?

You may receive more than one Notice if, for example, you hold your shares in multiple brokerage accounts. You must vote based on the instructions in each Notice separately.

How are votes counted?

Mediant Communication, Inc. has been appointed to be the Inspector of Elections and in this capacity will supervise the voting, decide the validity of proxies and certify the results. We will publish final vote counts within four business days after the Annual Meeting on a Current Report on Form 8-K.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to third parties, except as necessary (i) to meet applicable legal requirements, (ii) to allow for tabulation and certification of the vote, and (iii) to facilitate successful proxy solicitation by the Board of Directors.

Who pays for costs relating to the proxy materials and Annual Meeting?

The costs of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed Annual Report and proxy card, along with the cost of posting the proxy materials on a website, are borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in doing so.

Who can attend the Annual Meeting?

Any Company stockholder as of the close of business on the record date may attend the meeting. Stockholders must present a valid control number in order to be admitted to the meeting. Even if you plan to attend the meeting, please vote your shares by submitting a proxy.

How can I attend the virtual annual meeting?

Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on the record date, may attend and participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting. You will not be able to attend the Annual Meeting physically in person.

In order to attend the Annual Meeting, you must register at www.proxydocs.com/LFST. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

On the day of the Annual Meeting, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 1:30 p.m. Pacific Time.

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email.

How can I submit questions before and during the virtual annual meeting?

Our virtual Annual Meeting will allow stockholders to submit questions before and during the Annual Meeting. During a designated question and answer period at the Annual Meeting, we will respond to appropriate questions submitted by stockholders.

We will answer as many stockholder-submitted questions as time permits, and any questions that we are unable to address during the Annual Meeting will be answered following the meeting, with the exception of any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references which are not in good taste. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

PROPOSAL 1:

Election of Directors

Our business operates under the direction of our Board of Directors, which currently consists of nine directors. In accordance with our Amended and Restated Certificate of Incorporation, our Board of Directors consists of three classes of approximately equal size: Classes I, II, and III, with terms expiring in 2022, 2023, and 2024, respectively. Jeffrey Crisan, Katherine Wood and Seema Verma are the Class I directors whose terms expire at the Annual Meeting. Our Board of Directors has nominated, and stockholders are being asked to reelect, Mr. Crisan, Ms. Wood and Ms. Verma for three-year terms expiring at our 2025 annual meeting of stockholders. If elected, the nominees will each hold office until the conclusion of our 2025 annual meeting of stockholders and a successor is duly elected and qualified or until earlier death, resignation, or removal.

Each of the three nominees currently serves as a director of the Company. Mr. Crisan and Ms. Wood were elected by stockholders in 2021. The Board of Directors appointed Ms. Verma as a director in August 2021 upon the recommendation of the nominating and corporate governance committee and pursuant to the Stockholders Agreement (as defined below) dated June 9, 2021. The Board of Directors is not aware of any nominee who will be unable or unwilling to serve as a director if elected at the Annual Meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting. Information relating to each nominee for election as director and for each continuing director, including his or her period of service as a director of the Company, principal occupation and other biographical material, is shown later in this Proxy Statement.

The Board of Directors recommends a vote FOR the election of each of the nominees as director.

BOARD OF DIRECTORS

The following table sets forth the name, age, and position, as of April 6, 2022, of individuals who currently serve as directors on our Board.

Name	Age	Position
Michael K. Lester	65	Chairman of the Board of Directors, President and Chief Executive Officer
Robert Bessler	49	Director
Darren Black	49	Director
Jeffrey Crisan	48	Director
William Miller	54	Director
Jeffrey Rhodes	46	Director
Eric Shuey	54	Director
Katherine Wood	36	Director
Seema Verma	51	Director

Class I-Directors with Terms Expiring in 2022

Jeffrey Crisan has served on our Board of Directors since 2017, and on the board of our predecessor since 2015. Mr. Crisan founded Silversmith Capital Partners in 2015 and currently serves as Managing Partner. Prior to founding Silversmith, Mr. Crisan served as Managing Director of Bain Capital Ventures. While at Bain Capital Ventures, Mr. Crisan’s investments were predominantly growth equity investments in both Healthcare IT & Services as well as SaaS & Information Services. Mr. Crisan previously served in various roles at Bain Capital and Bain & Company. Mr. Crisan also serves on the boards of US Health Partners, Iodine Software, MediQuant, Upperline Health, Nordic Consulting Partners, Inc. and Partners Surgical. Mr. Crisan holds a BA from Dartmouth College and an MBA from Harvard Business School. We believe Mr. Crisan is qualified to serve on our Board of Directors based on his investment and leadership experience.

Katherine Wood has served on our Board of Directors since May 2020. Ms. Wood is a Partner of TPG Capital, where she focuses on investments in the health care sector. Ms. Wood also serves on the boards of Convey Health Solutions, Kadiant, Ellodi Pharmaceuticals, and Neogene Therapeutics, and was previously on the boards of Adare Pharmaceuticals and AskBio. She has also been involved in TPG’s investments in Allogene Therapeutics, Aptalis, EnvisionRx, IASIS and Par Pharmaceutical. Prior to joining TPG in 2009, Ms. Wood worked in health care investment banking at Goldman, Sachs & Co. Ms. Wood holds a Bachelor of Science degree in molecular and cell biology from Stanford University, and an MBA from Harvard Business School. We believe Ms. Wood is qualified to serve on our Board of Directors based on her investment experience in the healthcare industry.

Seema Verma has served on our Board of Directors since August 2021. Ms. Verma served as Administrator of the Centers for Medicare & Medicaid Services (CMS) from 2017 to 2021, where she oversaw health insurance programs for over 140 million Americans. Prior to CMS, Ms. Verma was the founder and CEO of a health policy consulting firm helping states and private industry navigate a range of healthcare issues. Ms. Verma also serves on the boards of Lumeris, Inc. and Monogram Health. Ms. Verma received a BS in life sciences from the University of Maryland and an MPH with a concentration in health policy and management from Johns Hopkins University. We believe Ms. Verma is qualified to serve on our Board of Directors as she is a leading national health policy expert with over two decades of experience in the healthcare industry.

Class II-Directors with Terms Expiring in 2023

Darren Black has served on our Board of Directors since 2017, and on the board of our predecessor since 2015. Mr. Black is a Managing Director with Summit Partners. Mr. Black joined Summit Partners in 2013 and focuses primarily on the health care and life sciences sector. Mr. Black also serves on the boards of InnovaCare Health,

Leon Medical Centers, Paradigm Outcomes, PharmScript, Sound Physicians, Thrive Skilled Pediatric Care, VaxCare, Vertava Health, and U.S. Renal Care. Prior to Summit, Darren was a Managing Partner with SV Life Sciences, where he focused on health care services, health care information technology and pharmaceutical services. Prior to SV Life Sciences, Darren was Cofounder and President of two companies—ClinCare and PharmaStar. Previously, he was a health care consultant for Accenture. Darren holds an AB in government from Harvard College and an MBA from the Wharton School of the University of Pennsylvania. We believe Mr. Black is qualified to serve on our Board of Directors based on his investment experience in the healthcare industry.

Eric Shuey has served on our Board of Directors since 2018. Mr. Shuey is a Partner at Revelstoke Capital Partners LLC where he focuses on the health care services sector. Mr. Shuey also serves on the boards of Encore Rehabilitations Services, Genea, Partners Surgical, Sound Physicians and US Renal Care. Prior to Revelstoke, he was a co-founder and served as the President of Liberty Health Partners which was merged with Remedy Partners. In addition, he served as a senior Corporate Development executive for Fresenius Medical Care North America from 2012 until 2017, and Chief Financial Officer of Liberty Dialysis LLC from 2006 until 2012. Prior to joining Liberty Dialysis, he served as a Director at DB Capital Partners, the private equity arm of Deutsche Bank, and a Principal at Aurora Capital Group. Mr. Shuey earned an MBA from the Wharton School of Business. He earned his BA degree from California State University, Fullerton. We believe Mr. Shuey is qualified to serve on our Board of Directors based on his financial and leadership experience.

Robert Bessler, M.D. has served on our Board of Directors since 2017. Dr. Bessler founded Sound Physicians in 2001 and serves as its Chief Executive Officer and Chairman. Dr. Bessler also serves on the boards of directors of private organizations, including UpStream Rehabilitation and BroadJump, LLC. Dr. Bessler holds a Bachelors’ degree from Tufts University and an MD from Case Western Reserve University School of Medicine. Dr. Bessler completed his residency in emergency medicine at the MetroHealth Medical Center and Cleveland Clinic, in Cleveland Ohio. We believe Dr. Bessler is qualified to serve on our Board of Directors based on his experience and leadership roles in the medical industry.

Class III-Directors with Terms Expiring in 2024

Michael K. Lester is a co-founder of LifeStance and has served as our Chief Executive Officer and Chairman of our Board of Directors since 2017. Prior to founding LifeStance, Mr. Lester was the founder and Chief Executive Officer of Accelecare Wound Centers, a comprehensive wound care and disease management company. Prior to that, Mr. Lester was a Venture Partner at Bain Capital and SV Life Sciences and founder and Chief Executive Officer of Radiant Research, a comprehensive clinical research company providing Phase I-IV study conduct and drug development services to the biopharmaceutical industry. Mr. Lester was formerly a board member and President of the Texas State Board of Pharmacy. He serves on The University of Texas College of Pharmacy Pharmaceutical Foundation Advisory Council, is a member of the board of directors of Upperline Health, Inc., and is a senior advisor to Silversmith Capital Partners. Mr. Lester previously served on the board of directors of Accelecare Wound Centers, Inc. and Radiant Research, Inc. He holds a BS in Pharmacy from the University of Texas. We believe Mr. Lester is qualified to serve on our Board of Directors based on his knowledge of our Company through his role as our Chief Executive Officer.

Jeffrey Rhodes has served on our Board of Directors since May 2020. Mr. Rhodes is the Co-Managing Partner of TPG Capital, where he has worked since July 2005. Mr. Rhodes co-leads the healthcare group and the firm’s investment activities in the healthcare services, pharmaceutical and medical device sectors. Mr. Rhodes has served on the boards of directors of Troon since December 2021, Pediatric Associates since December 2021, BVI since January 2017, Immucor since September 2011, Kelsey Seybold Clinic since January 2020, LifeStance Health since May 2020 and WellSky since February 2017. Mr. Rhodes previously served on the boards of Kindred at Home from July 2018 to August 2021, Kindred Healthcare from July 2018 to December 2021, Biomet from September 2007 to June 2015, EnvisionRx from November 2013 to June 2015, IMS Health from February 2010 to October 2016, Par Pharmaceutical Companies from September 2012 to September 2015, Surgical Care Affiliates from June 2007 to March 2017, Zimmer Biomet from June 2015 to August 2016, and as a founding board member of the Healthcare Private Equity Association, which was founded in May 2010. We believe that Mr. Rhodes’ longstanding experience in healthcare and service on boards of public companies make him well qualified to serve as our Director.

William Miller has served on our Board of Directors since July 2020. Mr. Miller is Chairman and CEO of WellSky. Prior to joining WellSky in July 2017, Mr. Miller served as the CEO of OptumInsight, a division of Optum, which is the health services platform of UnitedHealth Group. Prior to OptumInsight, Mr. Miller served as senior vice president of technologies at Cerner Corporation, where he had global responsibility for the company’s managed services, outsourcing, and technology services business units. Mr. Miller holds a Bachelor’s degree in Economics from the University of Kansas and a MA in Urban Planning and Public Policy from the University of Kansas. We believe Mr. Miller is qualified to serve on our Board of Directors based on his industry experience, including as a chief executive officer of a health services company.

CORPORATE GOVERNANCE

Board Composition

Our business and affairs are managed under the direction of the Board of Directors. Our Amended and Restated Certificate of Incorporation provides that our Board shall consist of at least three directors but not more than twelve directors and that the number of directors may be fixed from time to time by resolution of our Board of Directors. Our Board is divided into three classes, as follows:

•

Class I, which consists of Jeffrey Crisan, Katherine Wood and Seema Verma. The terms of Mr. Crisan, Ms. Wood and Ms. Verma will continue until the Annual Meeting and a successor is duly elected and qualified or until earlier death, resignation or removal;

•

Class II, which consists of Darren Black, Eric Shuey and Robert Bessler. The terms of Mr. Black, Mr. Shuey and Mr. Bessler will continue until our 2023 annual meeting of stockholders and a successor is duly elected and qualified or until earlier death, resignation or removal; and

•

Class III, which consists of Michael Lester, Jeffrey Rhodes and William Miller. The terms of Mr. Lester, Mr. Rhodes and Mr. Miller will continue until our 2024 annual meeting of stockholders and a successor is duly elected and qualified or until earlier death, resignation or removal.

At this time, the Board of Directors believes that the classified board structure is in the best interest of the Company. The three-year term will ensure that at any given time the majority of the directors will have deep knowledge of the Company and a firm understanding of its goals, and it allows for continuity and stability of our Board, promoting the balance of long-term and short-term interests of the Company and its stockholders. The structure also safeguards the Company from third-party takeover attempts, as it will require a longer period to change majority control of the board. A classified board remains accountable to the Company’s stockholders. The directors continue to have a fiduciary responsibility to the stockholders, and the stockholders have the ability to elect one third of the Board of Directors annually to ensure their interests are represented.

Amendments to certain provisions of our Amended and Restated Certificate of Incorporation and bylaws, including the classified board provision, require the approval of, (i) prior to the first date (the “Trigger Date”) on which affiliates of TPG Inc. (“TPG”), Summit Partners, L.P. (“Summit”), and Silversmith Capital Partners, L.P. (“Silversmith”), and their respective successors, transferees and affiliates (collectively, the “Sponsor Investors”) cease collectively to beneficially own (directly or indirectly) more than 50% of our outstanding shares of common stock, the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock of the Company and (ii) from and after the Trigger Date, by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of capital stock of the Company. The Company believes this heightened threshold following the Trigger Date is appropriate as it relates to fundamental elements of our corporate governance. The provision does not preclude changes being made to governing documents but rather it requires broad stockholder consensus in order to effect change. By requiring a 66 2/3% stockholder vote, the Board of Directors will be better positioned to protect the Company from third-party takeover attempts and encourage those interested in acquiring the Company to negotiate directly with the Board of Directors.

In connection with our initial public offering, we entered into a stockholders’ agreement with investment entities controlled by the Sponsor Investors that provides the Sponsor Investors with nomination rights with respect to our Board of Directors. Under the agreement, we and the Sponsor Investors are required to take all necessary action to cause the Board of Directors to include individuals designated by the Sponsor Investors in the slate of nominees recommended by the Board of Directors for election by our stockholders, as follows:

•

for so long as TPG owns at least 50% of the shares of our common stock held by TPG upon completion of our initial public offering, TPG will be entitled to designate four individuals for nomination, including two directors not employed by TPG;

•

for so long as TPG owns less than 50% but at least 35% of the shares of our common stock held by TPG upon completion of our initial public offering, TPG will be entitled to designate three individuals for nomination, including one director not employed by TPG;

•

for so long as TPG owns less than 35% but at least 20% of the shares of our common stock held by TPG upon completion of our initial public offering, TPG will be entitled to designate two individuals for nomination;

•

for so long as TPG owns less than 20% but at least 5% of the shares of our common stock held by TPG upon completion of our initial public offering, TPG will be entitled to designate one individual for nomination;

•

for so long as Summit and its affiliates owns at least 20% of the shares of our common stock held by Summit and its affiliates upon completion of our initial public offering, Summit will be entitled to designate one individual for nomination; and

•

for so long as Silversmith and its affiliates owns at least 50% of the shares of our common stock held by Silversmith and its affiliates upon completion of our initial public offering, Silversmith will be entitled to designate one individual for nomination.

TPG, Summit and Silversmith also have the exclusive right to remove their respective designees and to fill vacancies created by the removal or resignation of their designees, and the Sponsor Investors are required to take all necessary action to cause such removals and fill such vacancies at the request of TPG, Summit or Silversmith, as applicable.

William Miller, Jeffrey Rhodes, Katherine Woods and Seema Verma were each been designated by TPG for nomination to our Board of Directors. Darren Black was designated by Summit for nomination to our Board of Directors. Jeffrey Crisan was designated by Silversmith for nomination to our Board of Directors.

Director Independence

We are a “controlled company” under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). As a “controlled company,” we may elect to not comply with certain governance requirements, including the requirements to (i) have a majority of independent directors, (ii) maintain a compensation committee composed entirely of independent directors and (iii) maintain a corporate governance and nominating committee composed of independent directors or have the responsibilities that would otherwise be undertaken by a corporate governance and nominating committee undertaken solely by the independent directors of the board of directors.

Accordingly, if we choose to avail ourselves of these exemptions, our stockholders will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements and the ability of our independent directors to influence our business policies and affairs may be reduced. When we cease to be a “controlled company,” we will be required to comply with these provisions within the transition periods specified in Nasdaq rules.

These exemptions do not modify the independence requirements for our Audit Committee, and we comply with the applicable requirements of the Sarbanes-Oxley Act and Nasdaq rules with respect to our Audit Committee. See “Board Meetings, Attendance and Committees—Audit Committee.”

The Board of Directors evaluates the relationships of each director and any director nominees with the Company and makes an affirmative determination whether such director or nominee is independent. Pursuant to our corporate governance guidelines, an independent director shall be one who meets the qualification requirements for being an independent director under applicable laws and the corporate governance listing standards of Nasdaq, including the requirement that the Board of Directors must have affirmatively determined that the director has no material relationships with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. To guide its determination as to whether or not a business or charitable relationship between the Company and an organization with which a director is so affiliated is material, the Board of Directors, or a designated committee of the Board of Directors, may from time to time adopt categorical standards of independence. Our Board of Directors has determined that Robert Bessler, Darren Black, Jeffrey Crisan, William Miller, Jeffrey Rhodes, Eric Shuey, Katherine Wood and Seema Verma are independent directors under the rules of Nasdaq.

Annual Board and Committee Performance Review

Pursuant to our corporate governance guidelines, our nominating and corporate governance committee is responsible for reporting annually to the Board of Directors an evaluation of the overall performance of the Board of Directors. Additionally, the charters of our audit committee, compensation committee, compliance committee and nominating and corporate governance committees each provide that the respective committee is responsible for performing or participating in an annual evaluation of its performance, the results of which are presented to the Board of Directors.

Board of Directors Leadership Structure

Our corporate governance guidelines provide maximum flexibility to the Board of Directors in choosing a Chairman of the Board of Directors. The corporate governance guidelines provide that such offices may be held by different people or the same person, as determined by the Board of Directors. The Board of Directors believes that it is in the best interests of the Company for the Board of Directors to make a determination regarding whether or not to separate the roles of the Chairperson and the Chief Executive Officer based on the then-current circumstances. The roles of Chief Executive Officer and Chairman of the Board are currently held by Mr. Lester.

Board Meetings, Attendance and Committees

Our Board of Directors met seven times during 2021. Each director attended at least 75% of the aggregate meetings of the Board and meetings of the board committees on which such director served in 2021. The Board also approved certain actions by unanimous written consent in lieu of a meeting.

It is our policy that our directors attend annual meetings of stockholders.

As of the date of this Proxy Statement, our Board has four standing committees: the audit committee; the compensation committee; the compliance committee; and the nominating and corporate governance committee. Each committee operates under its own written charter adopted by the Board, each of which is available on our website at https://investor.lifestance.com/corporate-governance/governance-documents.

Audit Committee

Our audit committee is composed of Jeffrey Crisan, Eric Shuey and Katherine Wood, with Eric Shuey serving as chairperson of the committee. Our Board of Directors has determined each member of our Audit Committee meets the definition of “independent director” under the rules of Nasdaq and each member of our Audit Committee other than Ms. Wood meets the definition of “independent director” under Rule 10A-3 under the Exchange Act, due to Ms. Wood’s affiliation with TPG. Within one year following our initial public offering, the audit committee will consist exclusively of independent directors. None of our audit committee members simultaneously serves on the audit committees of more than three public companies, including ours. Our Board of Directors has determined that Eric Shuey is an “audit committee financial expert” within the meaning of the SEC’s regulations and applicable listing standards of Nasdaq. The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the qualifications, performance, and independence of our independent registered public accounting firm;

•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the audit plan with the independent registered public accounting firm and members of management responsible for preparing our consolidated financial statements;

•

reviewing and discussing with management and the independent registered public accounting firm our annual and interim consolidated financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;

•	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending, based upon the audit committee’s review and discussions with management and the independent registered public accounting firm, the inclusion of our audited consolidated financial statements in our Annual Report on Form 10-K;

•	reviewing and assessing the adequacy of the committee charter and submitting any changes to the Board of Directors for approval;

•	monitoring our compliance with legal and regulatory requirements as they relate to our consolidated financial statements and accounting matters;

•	overseeing the integrity of our information technology systems, process and cybersecurity;

•	preparing the audit committee report required by the rules of the SEC to be included in our annual proxy statement; and

•	reviewing and discussing with management and our independent registered public accounting firm our earnings releases.

During the year ended December 31, 2021, the Audit Committee met eight times following its establishment in June 2021.

Compensation Committee

Our compensation committee is composed of Darren Black, Jeffrey Crisan and Jeffrey Rhodes, with Jeffrey Rhodes serving as chairperson of the committee. The compensation committee has the authority to delegate to subcommittees of the compensation committee any of the responsibilities of the full committee and to officers of the Company such responsibilities of the full committee as may be permitted by applicable laws and in accordance with applicable Nasdaq rules. The compensation committee’s responsibilities include:

•

determining and approving the compensation of our Chief Executive Officer, including annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, and evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives;

•	reviewing and approving the corporate goals and objectives relevant to the compensation of our other executive officers;

•	reviewing and approving the compensation of our other executive officers;

•	appointing, compensating, and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;

•	conducting the independence assessment outlined in the rules of Nasdaq with respect to any compensation consultant, legal counsel, or other advisor retained by the compensation committee;

•	reviewing and assessing the adequacy of the committee charter and submitting any changes to the Board of Directors for approval;

•	reviewing and establishing our overall management compensation philosophy and policy;

•	overseeing and administering our equity compensation and similar plans;

•	reviewing and approving our policies and procedures for the grant of equity-based awards and granting equity awards;

•	reviewing and making recommendations to the Board of Directors with respect to director compensation; and

•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K.

During the year ended December 31, 2021, the Compensation Committee met six times following its establishment in June 2021.

Nominating and Governance Committee

Our nominating and governance committee is composed of Darren Black, William Miller and Jeffrey Rhodes, with Jeffrey Rhodes serving as chairperson of the committee. The nominating and governance committee’s responsibilities include:

•	developing and recommending to the Board of Directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating candidates for the Board of Directors, including nominees recommended by stockholders;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the Board of Directors a set of corporate governance guidelines;

•	reviewing and assessing the adequacy of the committee charter and submitting any changes to the Board of Directors for approval;

•	providing for new director orientation and continuing education for existing directors on a periodic basis;

•	performing an evaluation of the performance of the committee; and

•	overseeing the evaluation of the Board of Directors and management.

During the year ended December 31, 2021, the Nominating and Governance Committee met two times following its establishment in June 2021.

Compliance Committee

Our compliance committee is composed of Jeffrey Crisan and Katherine Wood, with Katherine Wood serving as chairperson of the committee. The compliance committee’s responsibilities include:

•	identifying, reviewing and analyzing laws and regulations applicable to the Company;

•	recommending to the Board of Directors, and monitoring the implementation of, compliance programs, policies and procedures that comply with local, state and federal laws, regulations and guidelines;

•	reviewing significant compliance risk areas identified by management;

•	discussing periodically with management the adequacy and effectiveness of policies and procedures to assess, monitor, and manage non-financial compliance business risk and compliance programs;

•	monitoring compliance with, authorizing waivers of, investigating alleged breaches of and enforcing the Company’s non-financial compliance programs; and

•	reviewing Company procedures for the receipt, retention and treatment of complaints received regarding non-financial compliance matters.

During the year ended December 31, 2021, the Compliance Committee met two times following its establishment in June 2021.

Board Oversight of Risk Management

Management is responsible for the day-to-day management of risks the Company faces. The full Board of Directors has the ultimate oversight responsibility for the risk management process, and, through its committees, oversees risk in certain specified areas. In particular, our audit committee oversees management of enterprise risks as well as financial risks and is responsible for overseeing the review and approval of related party transactions. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements and the incentives created by the compensation awards it administers. Our nominating and corporate governance committee oversees risks associated with business conduct and ethics. Our Board of Directors also oversees risks associated with our environmental, social, and corporate governance practices. Our compliance committee generally monitors our compliance programs and reviews significant non-financial risk areas. Pursuant to the Board of Directors’ instruction, management regularly reports on applicable risks to the relevant committee or the full Board of Directors, as appropriate, with additional review or reporting on risks conducted as needed or as requested by the Board of Directors and its committees.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee. For a description of transactions between us and members of our compensation committee and affiliates of such members, please see “Certain Relationships and Related Party Transactions.”

Code of Conduct

We have adopted a code of conduct that applies to all of our employees, officers and directors (the “Code of Conduct”). The Code of Conduct is available on our website at https://investor.lifestance.com/

corporate-governance/governance-documents. If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver, from a provision of the Code of Conduct affecting our directors or executive officers, we will disclose the nature of such amendment or waiver on that website or in a Current Report on Form 8-K.

Corporate Governance Guidelines

We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. The Board of Directors has adopted a set of corporate governance guidelines to set clear parameters for the operation of our Board of Directors. Our corporate governance guidelines are available on our website at https://investor.lifestance.com/corporate-governance/governance-documents.

Director Nomination Process

The nominating and corporate governance committee recommends, and the Board of Directors nominates, candidates to stand for election as directors. The nominating and corporate governance committee has the authority to engage search firms for the purpose of identifying highly qualified director candidates, for which such firms are paid a fee. Stockholders may also nominate persons to be elected as directors in accordance with our bylaws and applicable law, as described under “Additional Information-Requirements for Stockholder Proposals.”

Board Membership Criteria

We seek a Board of Directors that collectively possess a combination of skills, professional experience and diversity of viewpoints necessary to oversee the Company’s business. Accordingly, the Board of Directors considers the qualifications of directors and director candidates individually and in the broader context of its overall composition and the Company’s current and future needs.

Our nominating and corporate governance committee does not have a policy (formal or informal) with respect to diversity, but takes into consideration each candidate’s ability, judgment and experience and the overall diversity and composition of our Board of Directors when recommending director nominees. The nominating and corporate governance committee does not have a written policy regarding stockholder nominations, but it is the practice of the committee to consider candidates proposed by stockholders if made in accordance with our bylaws.

We look for a Board that represents diversity as to experience, gender, and ethnicity/race, and that reflects a range of talents, ages, skills, viewpoints, professional experiences, geographies, and educational backgrounds.

Board Diversity Matrix (as of April 21, 2022)

Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	6	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—
Demographic Background Undisclosed	—

Stockholder Engagement

We value stockholder engagement and strive for regular communication with our stockholders throughout the year. In addition to engaging with stockholders through our quarterly earnings calls, we routinely participate in direct investor meetings and investment community conferences.

Communications with Directors

Stockholders and other interested parties wishing to communicate directly with our Board of Directors or individual directors may do so by writing to the Board of Directors or such individual c/o the Corporate Secretary, LifeStance Health Group, Inc., 4800 N. Scottsdale Road, Suite 6000, Scottsdale, Arizona 85251. The Corporate Secretary will forward such communications to the Board of Directors or individual at or prior to the next meeting of the Board of Directors. The Corporate Secretary will not forward any communication determined in his good faith belief to be frivolous, unduly hostile, threatening or similarly unsuitable.

PROPOSAL 2:

Ratification of Independent Registered Public Accounting Firm

The audit committee of our Board of Directors has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ended December 31, 2022. We are asking our stockholders to ratify this appointment.

SEC and Nasdaq regulations require our audit committee to engage, retain, and supervise our independent registered public accounting firm. Our audit committee annually reviews our independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although stockholder ratification is not required by applicable law nor by our bylaws, we are submitting our selection of PwC as our independent registered public accounting firm as a matter of good corporate governance.

We expect that representatives of PwC will be present at the meeting, that the representatives will have the opportunity to make a statement if they so desire, and that they will be available to respond to appropriate questions.

PwC has served as our independent registered public accounting firm since 2020.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to the audit committee charter, the audit committee is responsible for the oversight of our accounting, reporting and financial practices. The audit committee has the responsibility to select, appoint, engage, oversee, retain, evaluate and terminate our external auditors; pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors; and establish the fees and other compensation to be paid to our external auditors. Since the pre-approval policy was adopted in 2021, the audit committee pre-approved all audit and permitted non-audit services provided by PwC.

Principal Accountant Fees and Services

The following sets forth fees billed by PwC, for the audit of our annual consolidated financial statements and other services rendered for the fiscal years ended December 31, 2021 and 2020:

	Year ended December 31,
	2021	2020
Audit Fees(1)	1,325,000	1,475,000
Audit Related Fees(2)	1,771,000	310,000
Tax Fees(3)	250,000	—
All Other Fees(4)	2,991	991
Total	3,348,991	1,785,991

(1)

Audit fees consists of fees billed for professional services performed by PwC for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements included in quarterly reports, and services that are normally provided by PwC in connection with statutory and regulatory filings.

(2)

Audit-related fees consists of fees billed by PwC for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include fees for professional services rendered in connection with registration statements and public offerings.

(3)

Tax fees consists of fees billed by PwC for professional services for tax compliance, tax advice, and tax planning. These services include assistance regarding federal and state tax compliance, mergers and acquisitions, and tax planning.

(4)	All other fees consists of fees related to a subscription to online accounting research and disclosure software.

There were no other fees billed by PwC for services rendered to us, other than the services described above, for fiscal years ended December 31, 2021 and 2020.

The Board recommends a vote FOR the ratification of the appointment of PwC as our independent registered public accounting firm for the year ended December 31, 2022.

EXECUTIVE AND DIRECTOR COMPENSATION

This section provides an overview of the compensation awarded to, earned by, or paid to our principal executive officer and our next two most highly compensated executive officers in respect of their service to us for the fiscal year ended December 31, 2021. We refer to these individuals as our named executive officers. Our named executive officers are:

Michael K. Lester, our President and Chief Executive Officer;

J. Michael Bruff, our Chief Financial Officer and Treasurer; and

Gwen H. Booth, our Chief Operating Officer.

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by, or paid to our named executive officers in respect of their service to us for the fiscal years ended December 31, 2021 and, if applicable, December 31, 2020:

Name and principal position	Salary		Bonus	Stock awards	Nonequity incentive plan compensation	All other compensation	Total
	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Michael K. Lester	2021	349,256	—	146,263,703	225,102	163,743	147,001,804
President and Chief Executive Officer	2020	337,091	—	6,386,320	341,209	120,127	7,184,747
J. Michael Bruff (6)	2021	423,077	3,000,000	24,568,838	328,870	143,788	28,464,573
Chief Financial Officer and Treasurer
Gwen H. Booth	2021	308,555	—	48,754,555	165,000	25,753	49,253,863
Chief Operating Officer	2020	271,896	—	2,128,773	196,991	11,110	2,608,770

(1)	The amounts reported in this column include contributions made by the named executive officer to our 401(k) plan.
(2)	The amount reported in this column for Mr. Bruff represents a sign-on bonus paid in connection with his commencement of employment with us in March 2021.
(3)

The amounts reported in this column for 2021 reflect the incremental fair value, as computed under FASB ASC Topic 718, related to adjustments to Class B Units made in connection with our initial public offering, as described in more detail below under “Equity Compensation” as follows: Mr. Lester ($116,510,361), Mr. Bruff ($13,984,642), and Ms. Booth ($38,836,775). This incremental compensation charge does not reflect additional value actually received by any of our named executive officers and resulted only from the exchange and modifications described below. The amounts reported in this column for 2021 also include the grant date fair value of restricted stock unit (RSU) awards granted to Mr. Lester ($29,753,342), Mr. Bruff ($8,951,275), and Ms. Booth ($9,917,780) and of Class B Units of LifeStance TopCo, L.P. granted to Mr. Bruff ($1,632,921) during 2021, in each case, as computed in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures, and (i) with respect to RSUs subject to performance-based vesting conditions, was determined assuming that the performance-based vesting conditions were achieved in full, and (ii) with respect to Class B Units that were subject to performance-based vesting conditions, was determined based upon the probable outcome of the performance conditions as of the grant date. The amounts reported in this column for 2020 represent the grant date fair value of Class B Units of LifeStance TopCo, L.P. granted to Mr. Lester and Ms. Booth in 2020, as computed in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures and, with respect to Class B Units that were subject to performance-based vesting conditions, was determined based upon the probable outcome of the performance conditions as of the grant date. The assumptions used in calculating the grant date fair value of the Class B Units reported in this column are set forth in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2021.

(4)

The amounts reported in this column reflect the annual cash bonuses paid to our named executive officers with respect to fiscal year 2021 and, if applicable, fiscal year 2020, based on the attainment of the corporate performance goals as described under “2021 Base Salary and Annual Bonus” below.

(5)

The amounts reported in this column for 2021 reflect fees paid to Mr. Lester ($52,143) and Ms. Booth ($14,153) pursuant to the management services agreement, matching contributions made under our 401(k) plan on behalf of Mr. Lester ($11,600), Mr. Bruff ($11,600) and Ms. Booth ($11,600), $100,000 paid to Alert5 Consulting, LLC (“Alert5”), a company owned by Mr. Lester, for services provided by Mr. Lester pursuant to the independent consulting agreement between us, Alert5 and Mr. Lester, described below, and $132,188 in relocation assistance provided to Mr. Bruff. The amounts reported in this column for 2020 reflect fees paid to Mr. Lester ($8,727) and Ms. Booth ($2,369) pursuant to the management services agreement, matching contributions made under our 401(k) plan on behalf of Mr. Lester ($11,400) and Ms. Booth ($8,791), and $100,000 paid to Alert5 for services provided by Mr. Lester pursuant to the independent consulting agreement between us, Alert5 and Mr. Lester, described below.

(6)

Mr. Bruff was appointed as our Chief Financial Officer and Treasurer effective March 8, 2021. No amounts are reported in this table for Mr. Bruff for fiscal year 2020 because he was not a named executive officer for fiscal year 2020.

Overview

Our executive compensation program is designed to attract, retain and reward key employees, to incentivize them to achieve key performance goals, and to align their interests with the interests of our stockholders. The compensation committee is generally responsible for determining the compensation of our executive officers. Our Chief Executive Officer made recommendations to our compensation committee about the compensation of his direct reports in respect of fiscal year 2021.

Initial Public Offering

In fiscal year 2021, we completed our initial public offering, which was an important milestone for us. In connection with our initial public offering, all vested and unvested Class B Units of LifeStance TopCo, L.P. previously held by our named executive officers were exchanged for unrestricted and restricted shares of our common stock, respectively, and the vesting terms were modified, as described in further detail under “Equity Compensation” below. This exchange and modification resulted in large incremental non-cash compensation charge during 2021, as quantified and described in Note 3 to the Summary Compensation Table above. This incremental compensation charge does not reflect additional value actually received by any of our named executive officers and resulted only from this exchange and modification described. Importantly, there was no accelerated vesting of incentive equity in connection with our initial public offering and the unrestricted shares of our common stock received by our named executive officers remain subject to both time- and performance-based vesting conditions.

Independent Compensation Consultant

In 2021, the compensation committee engaged Radford, an independent compensation consulting firm, to assist it in evaluating the Company’s executive and director compensation practices, including program design, identification of an appropriate peer group for compensation comparison purposes and providing pay benchmarking data. Prior to engaging Radford, the compensation committee assessed the independence of Radford from management and, on the basis of that assessment and taking into consideration the independence factors that are required to be considered under applicable Nasdaq rules, satisfied itself that no relationships exist that would create a conflict of interest or that would impact Radford’s independence.

2021 Base Salary and Annual Bonus

The base salaries of our named executive officers are set forth in their respective amended and restated employment agreements and are subject to annual review by our Board of Directors or the compensation committee. For fiscal year 2021, the base salary for each of Mr. Lester, Mr. Bruff, and Ms. Booth was initially $325,546, $550,000, and $271,896, respectively. In January 2021, Mr. Lester’s base salary was increased to $350,203 and Ms. Booth’s base salary was increased to $280,053. In May 2021, Ms. Booth’s base salary was increased to $330,000.

With respect to fiscal year 2021, each of Mr. Lester, Mr. Bruff, and Ms. Booth was eligible to receive an annual bonus, with the target amount of such annual bonus for each named executive officer set forth in his or her amended and restated employment agreement with us, described below. For fiscal year 2021, the target bonus amount, expressed as a percentage of base salary, for each of Mr. Lester, Mr. Bruff, and Ms. Booth was as follows: 50%, 75%, and 50%, respectively (prorated for Mr. Bruff to reflect his partial year of employment). Annual bonuses for fiscal year 2021 for our named executive officers were based on the attainment of five corporate performance goals, each with a weighting of 20%, as determined by our Board of Directors or the compensation committee. The corporate performance goals for 2021 related to revenue, EBITDA, number of de novo openings, acquired EBITDA, and clinician satisfaction. Each named executive officer received a 2021 annual bonus as follows: Mr. Lester, $225,102; Mr. Bruff, $328,870; and Ms. Booth, $165,000.

Agreements with Our Named Executive Officers

Each of our named executive officers is party to an amended and restated employment agreement with us that sets forth the terms and conditions of his or her employment. The material terms of the agreements are described below. The terms “cause” and “good reason” referred to below are defined in the respective named executive officer’s agreement.

Mr. Lester. On May 14, 2020, we entered into an amended and restated employment agreement, as amended on June 1, 2020, with Mr. Lester that provides for his entitlement to an annual base salary (which has subsequently been adjusted to the amount described above) and a target bonus opportunity, as described above. In addition, Mr. Lester is bound by certain restrictive covenant obligations, including covenants relating to confidentiality and assignment of inventions, as well as covenants not to compete or solicit certain of our service providers, customers, and suppliers during his employment and for 18 months after termination of employment.

On April 14, 2020, in connection with his sale of equity interests in the TPG Acquisition (as defined below), Mr. Lester entered into a restrictive covenants agreement with Lynnwood Intermediate Holdings, Inc., pursuant to which he has agreed not to disparage, compete, or solicit certain of our service providers for a period of four years after May 14, 2020, and not to disclose confidential information for a period of five years after May 14, 2020.

We are also a party to an independent consulting agreement, dated June 1, 2020, with Alert5 and Mr. Lester, its founder and member, pursuant to which we have engaged Alert5 with respect to mergers and acquisitions and business development advisory services, to be provided by Mr. Lester, and for which we pay Alert5 a monthly fee of approximately $8,333. Pursuant to the consulting agreement, we also agree to reimburse Alert5 for the use of its leased aircraft for business travel for Mr. Lester in connection with the performance of his services under the consulting agreement, at a fixed initial per-flight hourly rate, which is subject to adjustment at the end of each calendar year based on the actual fixed and out-of-pocket costs attributable or incurred, as applicable, in connection with the operation of the aircraft. Either we or Alert5 may terminate the consulting agreement at any time upon ten days’ advance written notice, or without any advance notice if for cause (as defined in the agreement). Upon termination of the agreement, we will pay to Alert5 any fees earned but not yet paid and any expenses properly incurred but not yet reimbursed within 15 days of the termination date, or such earlier date as required by applicable law, and no further amounts will be paid under the agreement. In addition, both Alert5 and Mr. Lester are bound by certain restrictive covenant obligations, including covenants relating to confidentiality and work-for hire assignment of inventions, as well as covenants not to compete or solicit certain of our service providers, customers, and suppliers during the consulting period and for 18 months after termination of the agreement.

Mr. Bruff. On March 3, 2021, we entered into an amended and restated employment agreement with Mr. Bruff that provides for his entitlement to an annual base salary and a target bonus opportunity, as described above. Mr.

Bruff’s employment agreement provides for a sign-on bonus in the amount of $3,000,000 and a relocation payment of $100,000 net of tax withholdings, both of which must be (i) fully repaid if the Company terminates Mr. Bruff’s employment for cause or Mr. Bruff resigns prior to March 8, 2023, and (ii) repaid as to one-half of the sign-on bonus and the relocation payment if the Company terminates Mr. Bruff’s employment for cause or Mr. Bruff resigns after March 8, 2023 but before March 8, 2024. In addition, Mr. Bruff is bound by certain restrictive covenant obligations, including covenants relating to confidentiality and assignment of inventions, as well as covenants not to compete or solicit certain of our service providers, customers, and suppliers during his employment and for 18 months after termination of employment.

Ms. Booth. On May 14, 2020, we entered into an amended and restated employment agreement with Ms. Booth that provides for her entitlement to an annual base salary and a target bonus opportunity, as described above. In addition, Ms. Booth is bound by certain restrictive covenant obligations, including covenants relating to confidentiality and assignment of inventions, as well as covenants not to compete or solicit certain of our service providers, customers, and suppliers during her employment and for 18 months after termination of employment.

On April 14, 2020, in connection with her sale of equity interests in the TPG Acquisition, Ms. Booth entered into a restrictive covenants agreement with Lynnwood Intermediate Holdings, Inc., pursuant to which she has agreed not to disparage, compete, or solicit certain of our service providers for a period of four years after May 14, 2020, and not to disclose confidential information for a period of five years after May 14, 2020.

Severance Upon Termination of Employment; Change in Control.

Mr. Lester. Under his amended and restated employment agreement, if Mr. Lester’s employment is terminated by us without cause or by him for good reason, he will be entitled to receive (i) continued payment of his base salary for a period of 12 months following termination, (ii) an amount equal to his target annual bonus for the year of termination, pro-rated to reflect the portion of the calendar year during which he was employed (“Pro-Rata Bonus”), (iii) payment of his full COBRA premiums for 12 months following his termination, subject to his eligibility for, and timely election of, COBRA coverage, and (iv) if Mr. Lester elects to continue his participation in our insurance plans, other than the health and dental insurance plans, payment of his full premium cost for 12 months following his termination, subject to his eligibility for such continued participation. If his employment is terminated due to his death or disability, he will receive a Pro-Rata Bonus and, upon a termination due to his disability, six months of base salary continuation (reduced by any wage continuation payments received under any of our health and disability insurance plans).

Mr. Bruff. Under his amended and restated employment agreement, if Mr. Bruff’s employment is terminated by us without cause or by him for good reason, he will be entitled to receive (i) continued payment of his base salary for a period of six months following termination, and (ii) payment of his full COBRA premiums for six months following his termination, subject to his eligibility for, and timely election of, COBRA coverage.

Ms. Booth. Under her amended and restated employment agreement, if Ms. Booth’s employment is terminated by us without cause or by her for good reason, she will be entitled to receive (i) continued payment of her base salary for a period of six months following termination, (ii) payment of her full COBRA premiums for six months following her termination, subject to her eligibility for, and timely election of, COBRA coverage, and (iii) if Ms. Booth elects to continue her participation in our insurance plans, other than the health and dental insurance plans, payment of her full premium cost for six months following her termination, subject to her eligibility for such continued participation. If her employment is terminated due to her disability, she will receive six months of base salary continuation (reduced by any wage continuation payments received under any of our health and disability insurance plans).

Severance Subject to Release of Claims and Compliance with Restrictive Covenants. Our obligation to provide a named executive officer with severance payments and other benefits under the executive’s amended and restated employment agreement (other than in connection with a termination due to death) is conditioned on the executive signing a release of claims in our favor and the executive’s continued compliance with any restrictive covenant obligations owed to us.

Equity Compensation

Prior to our initial public offering, each of our named executive officers was granted Class B Units in LifeStance TopCo, L.P., 40% of which was generally subject to time-based vesting and 60% of which was generally subject to performance-based vesting. Mr. Bruff was also granted an additional award of Class B Units that were subject only to time-based vesting and modified to be subject the same vesting terms as the Class B Units for other named executive officers, as described above. The Class B Units were intended to be “profits interests” for U.S. federal income tax purposes. In connection with our initial public offering, all vested and unvested Class B Units were exchanged for shares of our common stock. Our named executive officers received shares of unrestricted common stock in exchange for any vested Class B Units that were exchanged and received shares of restricted common stock in exchange for any unvested Class B Units that were exchanged, which shares of restricted common stock are subject to the same vesting conditions (as amended as further described below) as the unvested Class B Units that were so exchanged.

In connection with our initial public offering, our Board of Directors amended all outstanding Class B Units, including those held by our named executive officers, such that 40% of the Class B Units will vest in equal installments on May 14, 2022 and May 14, 2023 (or, for Mr. Bruff, March 3, 2022, March 3, 2023 and March 3, 2024) and 60% of the Class B Units are eligible to vest depending on TPG’s achievement of specified return on investment thresholds, which may be satisfied based on our average trading stock price on specified measurement dates. In each case, vesting of the Class B Units, and applicable restricted common stock received in exchange for such Class B Units, is generally subject to the executive’s continued employment through the applicable vesting date. Pursuant to the terms of the amendments for Mr. Lester and Ms. Booth, time-based Class B Units, and applicable restricted common stock received in exchange for such Class B Units, held by Mr. Lester and Ms. Booth will fully vest upon TPG’s achievement of specified return on investment thresholds during the executive’s employment or upon a sale of LifeStance TopCo, L.P. that occurs within the three-month period following the executive’s termination of employment by us without cause or by the executive for good reason. If Mr. Lester’s employment is terminated by us without cause or by him for good reason, his then-unvested time-based restricted common stock will vest in full and his then-unvested performance-based restricted common stock will be eligible to vest based on TPG’s return on investment measured as of the date of such termination of employment. If Ms. Booth’s employment is terminated by us without cause or by Ms. Booth for good reason, her then-unvested performance-based restricted common stock will remain eligible to vest based on TPG’s achievement of specified return on investment thresholds within the six-month period following such termination of employment. This exchange and modification resulted in large incremental non-cash compensation charge during 2021, as quantified and described in Note 3 to the Summary Compensation Table above. This incremental compensation charge does not reflect additional value actually received by any of our named executive officers and resulted only from the exchange and modification described above.

In addition, in connection with our initial public offering, on June 9, 2021, each of our named executive officers was granted RSUs under the LifeStance Health Group, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) in the following amounts: Mr. Lester, 1,652,963 RSUs; Mr. Bruff, 512,644 RSUs; and Ms. Booth, 550,988 RSUs.

The RSUs granted to Mr. Lester and Ms. Booth vest as to one-third (1/3) of the RSUs on each of the first three anniversaries of the grant date, generally subject to the named executive officer’s continued employment with us through the applicable vesting date. Forty percent (40%) of the RSUs granted to Mr. Bruff are subject to time-based vesting and vest as to one-third (1/3) of the time-based RSUs on each of the first three anniversaries of March 3, 2021, and 60% of the RSUs are subject to performance-based vesting and vest depending on TPG’s achievement of specified return on investment thresholds, which may be satisfied based on our average trading stock price on specified measurement dates, in each case, generally subject to Mr. Bruff’s continued employment with us through the applicable vesting date.

Employee and Retirement Benefits

We currently provide broad-based health and welfare benefits that are available to our full-time employees, including our named executive officers, including health, life, vision, and dental insurance. In addition, we maintain a 401(k) retirement plan for our employees. The 401(k) plan also provides for matching employer contributions. Other than the 401(k) plan, we do not provide any qualified or non-qualified retirement or deferred compensation benefits to our employees, including our named executive officers.

Outstanding Awards at Fiscal Year-end Table

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2021:

	Stock awards
Name	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Michael K. Lester	3,013,871	(2)	28,692,052	—		—
	—		—	4,520,975	(3)	43,039,682
	1,652,963	(4)	15,736,208	—		—
J. Michael Bruff	545,158	(2)	5,189,904	—		—
	—		—	545,184	(3)	5,190,152
	205,058	(4)	1,952,152	—		—
	—		—	205,057	(5)	1,952,143
Gwen H. Booth	1,004,624	(2)	9,564,020	—		—
	—		—	1,506,991	(3)	14,346,554
	550,988	(4)	5,245,406	—		—

(1)	Based on the closing price of a share of our common stock on December 31, 2021 ($9.52).
(2)

Represents shares of restricted stock received in exchange for unvested Class B Units held by the named executive officer in connection with our initial public offering that are subject to the time-based vesting conditions described in “Equity Compensation” above.

(3)

Represents shares of restricted stock received in exchange for unvested Class B Units held by the named executive officer in connection with our initial public offering that are subject to the performance-based vesting conditions described in “Equity Compensation” above.

(4)

Represents RSUs granted on June 9, 2021 that vest as to one-third (1/3) of the RSUs on each of the first three anniversaries of the grant date (or, for Mr. Bruff, on each of the first three anniversaries of March 3, 2021), generally subject to the named executive officer’s continued employment through the applicable vesting date.

(5)

Represents RSUs granted on June 9, 2021 that vest depending on TPG’s achievement of specified return on investment thresholds, which may be satisfied based on our average trading stock price on specified measurement dates, in each case, generally subject to Mr. Bruff’s continued employment with us through the applicable vesting date.

Director Compensation

The following table sets forth information concerning the compensation awarded to, earned by, or paid to our non-employee directors during the fiscal year ended December 31, 2021. Mr. Lester’s compensation for 2021 is included with that of our other named executive officers above.

Name	Stock awards ($)(1)	Total ($)
Robert Bessler	1,204,087	1,204,087
Darren Black(2)	—	—
Jeffrey Crisan(2)	—	—
Seema Verma (3)	993,064	993,064
William Miller	1,585,452	1,585,452
Jeffrey Rhodes(2)	—	—
Eric Shuey	1,204,087	1,204,087
Katherine Wood(2)	—	—

(1)

The amounts reported in this column represent the grant date fair value of RSUs granted in 2021 for Ms. Verma ($993,064) and Mr. Miller ($633,759) and of Class B Units of LifeStance TopCo, L.P. granted in 2021 to Mr. Miller ($88,000), computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, and, (i) with respect to RSUs that are subject to performance-based vesting conditions, was determined assuming that the performance-based vesting conditions are achieved in full, and (ii) with respect to Class B Units that were subject to performance-based vesting conditions, was determined based upon the probable outcome of the performance conditions as of the grant date. The assumptions used in the valuation of the Class B Units for this purpose are set forth in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2021.

The amounts reported in this column for 2021 also reflect the incremental fair value, as computed under FASB ASC Topic 718, related to adjustments to Class B Units made in connection with our initial public offering, as described in more detail above under “Equity Compensation,” for Mr. Bessler ($1,204,087), Mr. Miller ($863,693), and Mr. Shuey ($1,204,087). This incremental compensation charge does not reflect additional value actually received by any of our directors and resulted only from the exchange and modifications described above.

As of December 31, 2021, the following non-employee directors held the following shares of unvested restricted stock and unvested RSUs:

Non-employee Director	Number of Unvested Shares of Restricted Stock	Number of Unvested RSUs
Robert Bessler	77,870	—
Darren Black	—	—
Jeffrey Crisan	—	—
Seema Verma	—	63,636
William Miller	67,340	29,037
Jeffrey Rhodes	—	—
Eric Shuey	77,870	—
Katherine Wood	—	—

(2)	Directors who are affiliated with our Sponsor Investors do not receive compensation in respect of their service as members of our Board of Directors.
(3)	Ms. Verma joined our Board of Directors on August 22, 2021.

Director Compensation

Prior to our initial public offering, in respect of their service on our Board of Directors, Messrs. Bessler, Miller and Shuey were granted Class B Units of LifeStance TopCo, L.P. In connection with our initial public offering, the vesting terms of the directors’ Class B Units were modified in a manner consistent with those of the awards held by our named executive officers, as described above under “Equity Compensation,” such that the time-based Class B Units (constituting 40% of the Class B Units held by each of Mr. Bessler, Mr. Miller, and Mr. Shuey) will vest as to one-third (1/3) of the time-based Class B Units on each of May 14, 2021, May 14, 2022 and May 14, 2023 (or, for Mr. Miller, February 17, 2022, February 17, 2023 and February 17, 2024) and the performance-based Class B Units (constituting 60% of the Class B Units held by each of Mr. Bessler, Mr. Miller, and Mr. Shuey) are eligible to vest depending on TPG’s achievement of specified return on investment thresholds, which may be satisfied based on our average trading stock price on specified measurement dates. In each case, vesting of the Class B Units is generally subject to the director’s continued service through the applicable vesting date.

As described above for our named executive officers under “Equity Compensation,” in connection with our initial public offering, all vested and unvested Class B Units were exchanged for shares of our common stock under the 2021 Plan. Mr. Bessler, Mr. Miller, and Mr. Shuey received shares of unrestricted common stock in exchange for any vested Class B Units that were exchanged and received shares of restricted common stock in exchange for any unvested Class B Units that were exchanged, which shares of restricted common stock are subject to the same vesting conditions (as amended) as the unvested Class B Units that were so exchanged. This exchange and modification resulted in large incremental non-cash compensation charge during 2021, as quantified and described in Note 1 to the Director Compensation Table above. This incremental compensation charge does not reflect additional value actually received by any of our non-employee directors and resulted only from the exchange and modification described above.

In connection with our initial public offering and in respect of Mr. Miller’s service on our Board of Directors, on June 9, 2021 Mr. Miller was granted 36,296 RSUs under our 2021 Plan, 40% of which are subject to time-based vesting and will vest as to one-third (1/3) of the RSUs on each of March 8, 2022, March 8, 2023 and March 8, 2024, and 60% of which are subject to performance-based vesting and will vest depending on TPG’s achievement of specified return on investment thresholds, which may be satisfied based on our average trading stock price on specified measurement dates, in each case, generally subject to Mr. Miller’s continued service through the applicable vesting date.

In connection with her appointment to our Board of Directors, on August 22, 2021, Ms. Verma was granted 79,543 RSUs under our 2021 Plan, 40% of which are subject to time-based vesting and will vest as to 50% of the time-based RSUs on August 22, 2022 and as to twelve and one-half percent (12.5%) on each three-month anniversary thereafter, and 60% of which are subject to performance-based vesting and will vest depending on TPG’s achievement of specified return on investment thresholds, which may be satisfied based on our average trading stock price on specified measurement dates, in each case, generally subject to Ms. Verma’s continued service through the applicable vesting date.

Other than the grant of the Class B Units to Mr. Miller and the grants of RSUs to Mr. Miller and Ms. Verma, we did not provide any compensation to any of our non-employee directors in fiscal year 2021.

EXECUTIVE OFFICERS

Below is a list of the names, ages, positions and a brief account of the business experience of the individuals who serve as our executive officers as of April 6, 2022.

Name	Age	Position
Michael K. Lester	65	Chairman of the Board of Directors, President and Chief Executive Officer
J. Michael Bruff	53	Chief Financial Officer and Treasurer
Gwen H. Booth	49	Chief Operating Officer
Felicia Gorcyca	42	Chief People Officer
Warren Gouk	49	Chief Administrative Officer
Kevin M. Mullins	36	Chief Development Officer
Pablo Pantaleoni	33	Chief Digital Officer
Ryan Pardo	45	Chief Legal Officer and Secretary
Anisha Patel-Dunn, D.O.	45	Chief Medical Officer
Danish J. Qureshi	37	Chief Growth Officer

The background of Michael K. Lester is described above under “Board of Directors.”

J. Michael Bruff has served as our Chief Financial Officer since March 2021. Mr. Bruff has 30 years of professional experience in a variety of industries including medical technology, computer hardware and software, enterprise software, telecommunications, and public accounting. Before joining LifeStance, Mr. Bruff served as Chief Financial Officer of Varian Medical Systems, an innovative cancer care solutions company serving clinical partners globally. Prior to that, Mr. Bruff worked for Dell Technologies for 19 years serving in several domestic and international roles across finance and commercial business functions, most recently as business unit Chief Financial Officer of Dell’s Asia-Pacific and Japan Commercial Business and Senior Vice President of North American Sales Strategy and Planning. He also held leadership roles in commercial finance, financial planning and analysis, internal audit, and product development finance. In addition, Mr. Bruff was Vice President, Global Services Accounting and Finance at CA, Inc. and held a variety of finance and reporting roles at MCI Telecommunications from 1995 to 1997 after starting his career at Deloitte & Touche. Mr. Bruff holds a BS in accounting and a BA in economics from the University of Maryland.

Gwen H. Booth is a co-founder of LifeStance and has served as our Chief Operating Officer since 2017. Prior to joining LifeStance, Ms. Booth served as the Chief Operating Officer at Accelecare Wound Centers, Inc. Prior to joining Accelecare, Ms. Booth was Vice President, Clinical Pharmacology at Covance, one of the world’s largest and most comprehensive drug development services companies, Vice President, Early Phase Clinical Development of Radiant Research, a comprehensive clinical research company providing Phase I-IV study conduct and drug development services to the biopharmaceutical industry and a member of the MDS Pharma Services management team for eight years. Ms. Booth holds a BS in Nursing from Creighton University in Omaha, Nebraska.

Felicia Gorcyca has served as our Chief People Officer since January 2021. Prior to joining LifeStance, Ms. Gorcyca was Operations Director at TPG Capital, L.P. and a member of the Global Human Capital team and Operations Group, where she focused on building leadership teams and boards as well as HR strategy and programs for TPG Capital portfolio companies. Prior to joining TPG Capital, Ms. Gorcyca served as Chief People Officer for Stack Sports (formally known as Blue Star Sports) and Global Head of People Operations for Solera Holdings, Inc. Prior to joining Solera Holdings, Inc., Ms. Gorcyca was a Consultant with Spencer Stuart working primarily with clients in the Healthcare Services and Executive Assessment practices. Ms. Gorcyca holds a degree in International Business from Pepperdine University and MPH from University of California, Los Angeles.

Warren Gouk has served as our Chief Administrative Officer since March 2021, and served as our Chief Financial Officer from 2018 to March 2021. Prior to joining LifeStance, Mr. Gouk was the Chief Operating Officer at Limeade from 2015 until 2018, where he focused on building and leading teams to help scale operations, enhance customer delivery and implementation, drive the customer success organization and manage all aspects of financial reporting and planning. Prior to that, Mr. Gouk was the General Manager and SVP of LexisNexis Healthcare where he was responsible for managing a strategy to build a large, high-growth health care business through acquisitions and organic growth. Mr. Gouk holds a Bachelor of Commerce in finance & economics from University of British Columbia and maintains professional designations as a Charter Financial Analyst and Chartered Professional Accountant.

Kevin M. Mullins has served as our Chief Development Officer since 2017. Prior to joining LifeStance, Mr. Mullins was a Vice President at Summit Partners from 2015 until 2017, and previously held positions as an associate and senior associate at Summit Partners from 2008 until 2013. While at Summit Partners, Mr. Mullins was responsible for investments in the health care services and life sciences sector. Previously, Mr. Mullins worked in the Healthcare Investment Banking Group at Leerink Partners. He holds a BA in physics and economics from Bowdoin College and a MBA from the Stanford Graduate School of Business.

Pablo Pantaleoni has served as our Chief Digital Officer since 2020. Prior to joining LifeStance, served as Vice President, Global Strategy and New Ventures of Headspace, Inc. from 2019 until 2020, leading a team focused on Headspace’s global corporate strategy, technology and regulatory strategy, design research, and new ventures. Prior to Headspace, Mr. Pantaleoni served as a Senior Director of Health and Venture Design at IDEO, from 2017 until 2019, a leading design and innovation consultancy. Prior to IDEO, he co-founded Medtep in 2011, a digital health startup that facilitates lasting behavioral changes by personalizing validated prevention and treatment plans. Mr. Pantaleoni co-leads the Digital Health NEXT Program at Stanford Biodesign since 2018, where he guides students to start their own businesses in digital health. Mr. Pantaleoni holds a MA in Business Technology from the Ramon Llull University, and a BA in Economics and Business Administration from Pompeu Fabra University.

Ryan Pardo has served as our Chief Legal Officer and Secretary since 2017. Prior to joining LifeStance, Mr. Pardo served as General Counsel at Liberty Dialysis until its acquisition by Fresenius Medical Care in 2012 when he subsequently served in a mergers and acquisitions and business development capacity for Fresenius. In addition, Mr. Pardo cofounded and served as a director and in an executive capacity overseeing value-based program design, lobbying and analytics in addition to core legal issues at Liberty Health Partners, which merged with Signify Health. Mr. Pardo also served as general counsel for AIM Consulting, a technology consulting company. Previously, he served as Corporate Counsel at Eddie Bauer Holdings, leading the securities law reporting function prior to their going private transaction. Prior to entering the corporate world, Mr. Pardo practiced corporate finance and acquisitions at the law firm Dorsey & Whitney LLP. Mr. Pardo holds an undergraduate degree in Economics from Stanford University and a JD from Harvard Law School.

Anisha Patel-Dunn, D.O., has served as our Chief Medical Officer since 2019. Prior to joining LifeStance, Dr. Patel-Dunn co-founded Pacific Coast Psychiatric Associates, for which she had served as Chief Executive Officer and President since 2006. Dr. Patel-Dunn holds a BS in Biology from Emory University and received her medical degree from The College of Osteopathic Medicine of the Pacific at Western University of Health Sciences. She completed her adult psychiatry residency training at California Pacific Medical Center and is a Board Certified Adult Psychiatrist.

Danish J. Qureshi is a co-founder of LifeStance and has served as our Chief Growth Officer since 2017. Prior to joining LifeStance, Mr. Qureshi served as the Senior Vice President of Strategic Initiatives at Accelecare Wound Centers, Inc., and Chief Operating Officer of Accelecare’s post-acute division, Accelecare Wound Professionals, LLC from 2010 until 2015. Prior to Accelecare, Danish worked at Nautic Partners, a mid-market private equity firm, with a focus on health care services. He began his career as a management consultant with Bain & Co. Mr. Qureshi received his BA degree from Northwestern University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership

The following tables set forth information with respect to the beneficial ownership of our common stock for (a) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock, (b) each member of our Board of Directors, (c) each of our named executive officers, and (d) all of our directors and executive officers as a group. For our directors and officers, the information is as of April 6, 2022. For other stockholders who beneficially own more than 5% of our outstanding shares of common stock, the shares owned are as of the dates provided in the most recent filings made by such stockholder with the SEC.

Beneficial ownership is determined in accordance with SEC rules. The information is not necessarily indicative of beneficial ownership for any other purpose. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. To our knowledge, except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by that person.

The percentage of shares beneficially owned is computed on the basis of 374,323,422 shares of our common stock outstanding as of April 6, 2022. Unless otherwise indicated below, the address for each beneficial owner listed is c/o LifeStance Health Group, Inc., 4800 N. Scottsdale Road, Suite 6000, Scottsdale, Arizona 85251.

	Shares of common stock beneficially owned
Name of beneficial owner	Number	Percentage
5% Stockholders
Parties to the Stockholders Agreement (1)	240,560,530	64.3%
TPG VIII Lynnwood Holdings Aggregation, L.P. (2)	175,284,635	46.8%
Summit Partners and affiliates (3)	45,734,703	12.2%
FMR, LLC (4)	33,442,075	8.9%
Silversmith Capital Partners and affiliates (5)	19,541,192	5.2%
Directors and Named Executive Officers
Michael K. Lester (6)	21,535,503	5.8%
Gwen H. Booth (7)	6,544,990	1.7%
J. Michael Bruff (8)	1,474,941	*
Robert Bessler	3,040,694	*
Darren Black (9)	—	—
Jeffrey Crisan (10)	—	—
William Miller	377,415	*
Jeffrey Rhodes (11)	—	—
Eric Shuey	1,110,924	*
Katherine Wood (11)	—	—
Seema Verma	15,907	*
All executive officers and directors as a group (18 persons) (12)	62,101,191

*	Less than one percent
(1)

In connection with our initial public offering, we entered into a stockholders agreement whereby, among other things, (i) TPG, Summit and Silversmith have the right to nominate directors and (ii) the stockholders party thereto, which include TPG, Summit and Silversmith, agree to vote for such nominees. See “Certain Relationships and Related Party Transactions—Stockholders Agreement”.
(2)

Based on a Schedule 13G filed by TPG GP A, LLC on February 11, 2022. Each of TPG GP A, LLC David Bonderman, James Coulter and Jon Winkelreid have shared voting and dispositive power with respect to 175,284,635 shares held directly by TPG VIII Lynnwood Holdings Aggregation, L.P. The principal business address of each of the reporting persons is c/o TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(3)

Based on the Schedule 13G filed by Summit Partners, L.P. on February 4, 2022. Summit Partners, L.P. has shared voting and dispositive power with respect to 45,734,703 shares, Summit Partners Growth Equity Fund IX-A, L.P. has shared voting and dispositive power with respect to 28,006,042 shares, Summit Partners Growth Equity Fund IX-B, L.P. has shared voting and dispositive power with respect to 17,486,585 shares, Summit Investors GE IX/VC IV (UK), L.P. has shared voting and dispositive power with respect to 20,450 shares, Summit Partners Entrepreneur Advisors Fund II, L.P. has shared voting and dispositive power with respect to 26,134 shares, and Summit Investors GE IX/VC IV, LLC has shared voting and dispositive power with respect to 195,492 shares. The principal business address of each of the reporting persons is 222 Berkeley Street, 18th Floor, Boston, MA 02116.

(4)

Based on information filed with the SEC in a Schedule 13G on February 9, 2022. FMR LLC has sole voting power with respect to 1,943,178 shares and sole dispositive power with respect to 33,442,075 shares. FMR LLC’s address is 245 Summer Street, Boston, MA 02210

(5)

Based on a Schedule 13G filed by Silversmith Partners I GP, LLC on February 14, 2022. Each of Silversmith Partners I GP, LLC, Silversmith Partners I GP, L.P. and Jeffrey Crisan have shared voting and dispositive power with respect to 19,541,192 shares, Silversmith Capital Partners I-A, LP has shared voting and dispositive power with respect to 13,445,426 shares, Silversmith Capital Partners I-B, LP has shared voting and dispositive power with respect to 4,863,586 shares and Silversmith Capital Partners I-C, LP has shared voting and dispositive power with respect to 1,232,180 shares. Jeffrey Crisan is a Manager of Silversmith Partners I GP, LLC. Silversmith Partners I GP, LLC is the general partner of Silversmith Partners I GP, L.P., which is the general partner of Silversmith Capital Partners I-A, LP, Silversmith Capital Partners I-B, LP and Silversmith Capital Partners I-A, LP. The address of the principal business office of each reporting person is 116 Huntington Avenue, 15th Floor, Boston, MA 02116.

(6)	Reflects 14,000,657 shares of common stock, and 7,534,846 shares of unvested restricted stock that Mr. Lester has the ability to vote.
(7)	Reflects 4,033,375 shares of common stock, and 2,511,615 shares of unvested restricted stock that Ms. Booth has the ability to vote.
(8)	Reflects 566,320 shares of common stock, and 908,621 shares of unvested restricted stock that Mr. Bruff has the ability to vote.
(9)

Does not include shares beneficially owned by the Summit Entities. Mr. Black is a Managing Director of Summit Partners, L.P. The address of Mr. Black is 222 Berkeley Street, 18th Floor, Boston, MA 02116.

(10)

Does not include shares beneficially owned by the Silversmith Entities. Mr. Crisan is a Managing Director of Silversmith Partners 1 GP, LLC. The address of Mr. Crisan is 116 Huntington Avenue, 15th Floor, Boston, MA 02116.

(11)

Does not include shares beneficially owned by TPG VIII Lynnwood. Mr. Rhodes is a Partner of TPG. Ms. Wood is also a Partner of TPG. The address of each of Mr. Rhodes and Ms. Wood is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(12)

Reflects 40,889,623 shares of common stock held by our current directors and executive officers as a group and 21,211,568 shares of unvested restricted stock that our current directors and executive officers have the ability to vote.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2021:

Name	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Plans (excluding securities listed in first column)(3)
Equity compensation plans approved by security holders	6,031,330	—	41,005,783
Equity compensation plans not approved by security holders	—	—	—
Total	6,031,330	—	41,005,783

(1)	Total reflects shares issuable upon the vesting of restricted stock units granted pursuant to the LifeStance Health Group, Inc. 2021 Equity Incentive Plan as of December 31, 2021.
(2)	Outstanding restricted stock units have no exercise price and are therefore excluded from the weighted average exercise price calculation.
(3)

Total reflects shares available for future issuance under the LifeStance Health Group, Inc. 2021 Equity Incentive Plan and the LifeStance Health Group, Inc. 2021 Employee Stock Purchase Plan, in each case, as of December  31, 2021.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our directors, executive officers, and greater than 10% stockholders file reports with the SEC relating to their initial beneficial ownership of our securities and any subsequent changes. These reports are commonly referred to as Form 3, Form 4 and Form 5 reports. They must also provide us with copies of the reports.

Based solely on a review of the copies of such forms in our possession, and on written representations from the reporting persons, we believe that all of these reporting persons complied with their filing requirements for the year ended December 31, 2021, except that due to a clerical error, TPG Group Holdings (SBS) Advisors, Inc. filed its initial Form 3 three days late on June 16, 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the equity and other compensation arrangements discussed in the section titled “Executive and Director Compensation,” the following is a description of each transaction since January 1, 2020 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

TPG Acquisition and Related Agreements

In connection with the acquisition by TPG of a majority of the equity interests of LifeStance Health Holdings, Inc. on May 14, 2020 (the “TPG Acquisition”), we entered into various agreements with our Sponsor Investors and members of our management. These include a partnership agreement and a management services agreement with our Sponsor Investors or their affiliates. These and related arrangements are described below.

TPG Acquisition

On April 14, 2020, LifeStance Health Holdings, Inc. entered into a merger agreement among LifeStance Health Holdings, Inc., Lynnwood Intermediate Holdings, Inc., Lynnwood Mergersub, Inc. and Shareholder Representative Services LLC, as the sellers’ representative (the “Merger Agreement”). Pursuant to the Merger Agreement, (i) the historic equity holders of LifeStance Health, LLC contributed a portion of their shares of LifeStance Health Holdings, Inc. to LifeStance TopCo, L.P. in exchange for equity interests of LifeStance TopCo, L.P. and (ii) an indirect subsidiary of LifeStance Ultimate Holdings, Inc. merged with and into LifeStance Health Holdings, Inc., with shareholders of LifeStance Health Holdings, Inc. receiving cash merger consideration in connection with cancellation of the remainder of their shares. Following the TPG Acquisition and prior to our initial public offering, we conducted our business through LifeStance TopCo, L.P. and its consolidated subsidiaries and affiliated practices.

In connection with the closing of the TPG Acquisition, on May 14, 2020, the sellers, including Summit, Silversmith and members of our management team, received aggregate cash consideration of $648.6 million. In addition, pursuant to the Merger Agreement, LifeStance TopCo, L.P. issued 979,563,203.60 Class A-1 Units, 35,845,000 Class A-2 Units and 133,831,933 Class B Units to certain of our equity holders, including TPG, Summit, Silversmith and members of our management team.

Management Services Agreement

LifeStance TopCo, L.P., LifeStance Ultimate Holdings, Inc., Lynnwood Intermediate Holdings, Inc., LifeStance Health Holdings, Inc. and LifeStance Health, Inc. entered into a management services agreement on May 14, 2020 with certain of our executive officers and affiliates of our Sponsor Investors (collectively, the “Managers”), under which the Managers provide certain management and advisory services to us and our subsidiaries. These services included management, advisory, consulting, strategic planning and/or other specialized services that may be undertaken from time to time. As compensation for the general services under the agreement, we agreed to pay the Managers an ongoing annual fee. We also agreed to provide customary indemnification and expense reimbursement to the Managers. From May 14 through December 31, 2020, we paid $156,215 to the Managers in the aggregate pursuant to this agreement. In connection with the closing of our initial public offering, the agreement was terminated (subject to certain provisions, including indemnification and expense reimbursement, which survive termination), and we paid a one-time termination fee of approximately $1.2 million to the Managers in accordance with the terms of the agreement, allocated among the Managers as provided therein.

Partnership Agreement

Prior to our initial public offering, the partners of LifeStance TopCo, L.P. were the investment entities affiliated with the Sponsor Investors, certain members of management and our Board of Directors, and certain other equity holders. LifeStance TopCo, L.P. and such partners were party to a partnership agreement that set forth certain provisions relating to their respective rights and obligations with respect to their partnership interests. The partnership agreement was amended and restated in connection with our reorganization in connection with our initial public offering (the “Organizational Transactions”) and LifeStance TopCo, L.P. became a wholly-owned subsidiary of LifeStance Health Group, Inc.

Stockholders Agreement

On June 9, 2021, we entered into a stockholders agreement with certain of our stockholders, including investment entities affiliated with our Sponsor Investors (the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, we are required to take all necessary action to cause the Board of Directors and its committees to include director candidates designated by our Sponsor Investors in the slate of director nominees recommended by the Board of Directors for election by our stockholders. The Stockholders Agreement also provides that we will obtain customary director indemnity insurance and enter into indemnification agreements with our Sponsor Investors’ respective director designees.

Registration Rights Agreement

On June 9, 2021, we entered into a registration rights agreement with certain of our stockholders, including our executive officers and investment entities affiliated with our Sponsor Investors. The registration rights agreement provides our Sponsor Investors and certain other holders with registration rights whereby our Sponsor Investors or our Chief Executive Officer, on behalf of certain other holders, can require us to register under the Securities Act shares of common stock, and the stockholders party to the agreement have certain rights to sell their shares in registered offerings initiated by us, our Sponsor Investors or certain other holders. The registration rights agreement also provides that we will use our best efforts to file a registration statement on Form S-3 for the resale of registrable securities held by our Sponsor Investors, as soon as we are eligible to do so.

Stock Transfer Restriction Agreement

On June 9, 2021, we entered into a stock transfer restriction agreement with certain of our stockholders, including our executive officers and investment entities affiliated with our Sponsor Investors. Pursuant to the stock transfer restriction agreement, (i) Summit and Silversmith agree that, for 24 months following the closing of our initial public offering (or such earlier time that Summit or Silversmith, as applicable, no longer has the right to nominate a director to serve on the Board of Directors and no longer has a representative serving on the Board of Directors), Summit and Silversmith will not transfer shares of common stock exceeding the pro rata percentage of shares of common stock sold by TPG prior to such time, (ii) certain of our executive officers agree that, for 24 months following the closing of our initial public offering, each executive officer will not transfer shares of our common stock exceeding the greater of the pro rata percentage of shares of common stock sold by TPG prior to such time or 5.0% of such executive officer’s vested equity and (iii) certain of our employees and other stockholders agree that, for 12 months following the closing of our initial public offering, each such holder will not transfer shares of our common stock exceeding 50% of such holder’s vested equity.

Certain Relationships

From time to time, we collaborate with our Sponsor Investors and/or their affiliates to source and outsource certain goods and services to obtain the best terms available. We believe that all such arrangements have been entered into in the ordinary course of business and have been negotiated on commercially reasonable terms.

Director and Officer Indemnification Agreements

We provide indemnification protection to our directors and officers pursuant to provisions contained in our certificate of incorporation and bylaws, as well as through indemnification agreements with each individual which require us to indemnify such persons to the fullest extent permitted by applicable law. Certain members of our Board of Directors (specifically, Jeffrey Rhodes, Katherine Wood, Darren Black and Jeffrey Crisan) serve as designees of our Sponsor Investors.

Travel Expense Reimbursement

Michael K. Lester, our President and Chief Executive Officer, has the use of an aircraft which is leased and managed by Alert5, a limited liability company of which Mr. Lester is founder and member. Pursuant to an independent consulting agreement with Alert5 and Mr. Lester, we have agreed to reimburse Alert5 for Mr. Lester’s use of that aircraft in connection with the performance of his services under the consulting agreement at a fixed initial per-flight hourly rate, which is subject to adjustment at the end of each calendar year based on the actual fixed and out-of-pocket costs attributable or incurred, as applicable, in connection with the operation of the aircraft. Pursuant to the consulting agreement, we paid an aggregate of $100,00 and $545,795 to Alert5 in 2021 and 2020, respectively, with respect to such aircraft.

Related Person Transactions Policy

We have adopted a written policy with respect to the review, approval and ratification of related party transactions directly or indirectly involving the Company or any of its subsidiaries as a participant, and any related person, in which the aggregate amount involved exceeds $120,000. Under the policy, our audit committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our audit committee considers the relevant facts and circumstances to decide whether to approve such transactions. Related party transactions must be approved or ratified by the audit committee based on full information about the proposed transaction and the related party’s interest. Other than payment of travel expense reimbursement to Mr. Lester for the fiscal year ended December 31, 2021, all of the transactions described in this section occurred prior to the adoption of this policy.

We did not have a written policy regarding the review and approval of related party transactions immediately prior to our initial public offering in June 2021. Nevertheless, with respect to such transactions, it was our policy for our Board of Directors to consider the nature of and business reason for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of, or not contrary to, our best interests.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed our 2021 audited consolidated financial statements with management.

The audit committee has discussed with our independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and SEC.

The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the audit committee recommended to the Board that our audited consolidated financial statements be included in our 2021 Annual Report on Form 10-K for filing with the SEC.

The audit committee has also appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2022.

Respectfully submitted, THE AUDIT COMMITTEE Eric Shuey, Chair Jeffrey Crisan Katherine Wood

ADDITIONAL INFORMATION

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials

Pursuant to SEC Rule 14a-8, some stockholder proposals may be eligible for inclusion in the Company’s proxy statement for the 2022 annual meeting of stockholders. To be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by our Secretary at our principal executive offices no later than the close of business on December 19, 2022.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting

Our bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary at LifeStance Health Group, Inc., 4800 N. Scottsdale Road, Suite 6000, Scottsdale, Arizona 85251. To be timely, the stockholder’s notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of the Annual Meeting. Assuming the date of our 2023 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2022 annual meeting must notify us no earlier than February 1, 2023 and no later than March 3, 2023. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2023 annual meeting. If you wish to obtain a free copy of our bylaws, please contact Investor Relations at LifeStance Health Group, Inc., 4800 N. Scottsdale Road, Suite 6000, Scottsdale, Arizona 85251, or by email at investor.relations@lifestance.com.

Notice of a solicitation of proxies in support of director nominees other than the Company’s nominees for our 2023 annual meeting will be timely if such notice is mailed or transmitted electronically to the Corporate Secretary no later than April 3, 2023, which is 60 calendar days prior to the anniversary of the previous year’s annual meeting date, except that, if the Company did not hold an annual meeting during the previous year, or if the date of the meeting has changed by more than 30 calendar days from the previous year, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made by the Company.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act or the Exchange Act, the section of this Proxy Statement entitled “Audit Committee Report” will not be deemed incorporated, unless otherwise specifically provided in such filing.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC, may be obtained by stockholders without charge by written or oral request, or may be accessed on the Internet at www.sec.gov or www.lifestance.com.

Householding

Only one copy of the Notice is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies. The Company will promptly deliver, upon oral or written request, a separate copy of the Notice to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations. Stockholders residing at the same address and currently receiving only one copy of the Notice may contact Investor Relations to request multiple copies of this Proxy Statement in the future. Stockholders residing at the same address and currently receiving multiple copies of the Notice may contact Investor Relations to request that only a single copy of the Notice be mailed in the future. Contact Investor Relations by mail at Investor Relations, LifeStance Health Group, Inc., 4800 N. Scottsdale Road, Suite 6000, Scottsdale, Arizona 85251, or by email at investor.relations@lifestance.com.

Voting by Telephone or the Internet

Provision has been made for you to vote your shares of common stock by telephone or via the Internet. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this Proxy Statement for specific instructions on how to cast your vote by any of these methods.

Votes submitted by telephone or via the Internet should be received by prior to the start of the meeting to ensure your vote is recorded. Submitting your vote by telephone or via the Internet will not affect your right to vote during the meeting should you decide to attend the Annual Meeting.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. The Company has been advised that the Internet voting procedures that have been made available to you are consistent with the requirements of applicable law. Stockholders voting by phone or via the Internet should understand that there may be costs associated, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

Other Matters

The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, the people named as proxies will have discretion to vote thereon.

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET Go To: www.proxypush.com/LFST ● Cast your vote online ● Have your Proxy Card ready ● Follow the simple instructions to record your vote
PHONE Call 1-866-314-4323 ● Use any touch-tone telephone ● Have your Proxy Card ready ● Follow the simple recorded instructions
MAIL ● Mark, sign and date your Proxy Card ● Fold and return your Proxy Card in the postage-paid envelope provided
You must register to attend the meeting online and/or participate at www.proxydocs.com/LFST

LifeStance Health Group, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 06, 2022

TIME:	Wednesday, June 1, 2022 1:30 PM, Pacific Time
PLACE:	Annual Meeting to be held live via the Internet - please visit
www.proxydocs.com/LFST for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints J. Michael Bruff and Ryan Pardo (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of LifeStance Health Group, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

LifeStance Health Group, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

BOARD OF
DIRECTORS
	PROPOSAL		YOUR VOTE		RECOMMENDS
1.	Election of Directors
		FOR		WITHHOLD
	1.01 Jeffrey Crisan				FOR
		☐		☐
	1.02 Katherine Wood				FOR
		☐		☐
	1.03 Seema Verma				FOR
		☐		☐

		FOR	AGAINST	ABSTAIN	FOR

2.	Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ended December 31, 2022; and	☐	☐	☐

3.	Transacting such other business as may properly come before the meeting or any adjournment thereof.

You must register to attend the meeting online and/or participate at www.proxydocs.com/LFST

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date